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                    CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER
                                One Pacific Place
                           1125 South 103rd, Suite 720
                            Omaha, Nebraska 68124-1090
                                  (402) 397-1700
                                FAX (402) 397-1806



                                 February 6, 1996


Wallace R. Weitz & Company
One Pacific Place
1125 So. 103rd - Suite 600
Omaha, NE 68124



             Re: REGISTRATION OF SECURITIES PURSUANT TO RULE 24F-2 1933 Act Reg. No. 33-66714


Ladies and Gentlemen:


             Our opinion has been requested in connection with the registration of shares of Weitz Partners, Inc. (the "Fund"), pursuant to Rule 24f-2. We have conducted such legal and factual inquiries as we have deemed necessary under the circumstances. Based upon such inquiries, all shares sold by the Fund during the fiscal year ended December 31, 1995 were legally issued, fully paid and nonassessable.


             We consent to the filing of this opinion in connection with the Notice to be filed with the Securities and Exchange Commission pursuant to Rule 24f-2.

                                                Yours very truly,


                                                /s/ John C. Miles
                                                    John C. Miles
                                                    For the Firm

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